                    SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             ________________


                                FORM 8-K/A


                        AMENDMENT TO CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported): September 30, 1999


                             UNIT CORPORATION


          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


     Oklahoma                     1-9260               73-1283193
(State of Incorporation) (Commission File Number)     (IRS Employer
                                                    Identification No.)


                     1000 Kensington Tower, Suite 1000
                           Tulsa, Oklahoma 74136

           (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               918/493-7700
           (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                             (Not Applicable)
       (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


     The undersigned hereby amends its Form 8-K dated September 30, 1999 to include the historical financial statements of the Lower - 48 Division - A Division of Parker Drilling Company North America, Inc. and the related pro forma financial information.

Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

     (a)  Financial Statements of Business Acquired

          Set forth below are the financial statements appearing in this report:

          Lower - 48 Division - A Division of Parker           Page in
          Drilling Company North America, Inc.               This Report
          ------------------------------------------         -----------
               Report of Independent Accountants. . . . . . . . .F-1
               Balance Sheet for the Lower -
                 48 Division - A Division of Parker Drilling
                 Company North America, Inc. as of August 31,
                 1998 and June 30, 1999 (unaudited) . . . . . . .F-2
               Statement of Operations of the Lower -
                 48 Division - A Division of Parker Drilling
                 Company North America, Inc. for the Year Ended
                 August 31, 1998 and the Ten Months Ended
                 June 30, 1999 and 1998 (unaudited) . . . . . . .F-3
               Statement of Cash Flows of the Lower -
                 48 Division - A Division of Parker Drilling
                 Company North America, Inc. for the Year Ended
                 August 31, 1998 and the Ten Months Ended
                 June 30, 1999 and 1998 (unaudited) . . . . . . .F-4
               Notes to the Lower - 48 Division -
                 A Division of Parker Drilling Company
                 North America, Inc. Financial Statemtents. . . .F-5

     (b)  Pro Forma Financial Information

          Set forth below is the pro forma financial
            Information appearing in this report:

               Unaudited Pro Forma Consolidated Condensed
                 Balance Sheet as of June 30, 1999. . . . . . . .P-1
               Unaudited Pro Forma Consolidated Condensed
                 Statement of Operations for the Year Ended
                 December 31, 1998. . . . . . . . . . . . . . . .P-3
               Unaudited Pro Forma Consolidated Condensed
                 Statement of Operations for the Six
                 Months Ended June 30, 1999 . . . . . . . . . . .P-4
               Notes to Unaudited Pro Forma Consolidated
                 Condensed Financial Statements . . . . . . . . .P-5
               Signatures . . . . . . . . . . . . . . . . . . . .P-9


     (c) Exhibits

          23.1 Consent of Independent Accountants.

Item 7. Financial Statements and Exhibits.

     (a)  Financial Statements of Business Acquired.

                    REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors
UNIT CORPORATION

     In our opinion, the accompanying balance sheet and the related statements of operations and cash flows present fairly, in all material respects, the financial position of Lower - 48 Division (the "Division"), a division of Parker Drilling Company North America, Inc. ("PDCNA") at August 31, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the PDCNA management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



/s/ PricewaterhouseCoopers L L P


PricewaterhouseCoopers L L P



Tulsa, Oklahoma
August 27, 1999

                     UNIT CORPORATION AND SUBSIDIARIES

                            LOWER - 48 DIVISION
          A DIVISION OF PARKER DRILLING COMPANY NORTH AMERICA, INC.
                              BALANCE SHEETS

                                                       August 31,  June 30,
                                                          1998      1999
                                                       ---------- ----------
  ASSETS                                                          (Unaudited)
  ------                                                    (In thousands)
  Current Assets:
      Accounts and notes receivable                    $   6,643  $   3,144
      Other current assets                                     9        -
                                                       ---------- ----------
          Total current assets                             6,652      3,144
                                                       ---------- ----------
  Property, Plant and Equipment, at cost:
      Drilling equipment                                  92,732     88,675
      Building, land and improvements                      1,351      1,351
      Other assets                                           538        539
      Construction in progress                               165         27
                                                       ---------- ----------
                                                          94,786     90,592
      Less accumulated depreciation                       79,218     76,815
                                                       ---------- ----------
          Net property, plant and equipment               15,568     13,777
                                                       ---------- ----------
  Other Assets                                                 3          2
                                                       ---------- ----------
  Total Assets                                         $  22,223  $  16,923
                                                       ========== ==========
  LIABILITIES AND DIVISION EQUITY
  -------------------------------
  Current Liabilities:
      Accounts payable                                 $   1,161  $     647
      Accrued payroll and related employee benefits        3,251      2,862
      Other accrued liabilities (Note 4)                     278        650
                                                       ---------- ----------
          Total current liabilities                        4,690      4,159
                                                       ---------- ----------
  Division Equity                                         17,533     12,764
                                                       ---------- ----------
  Total Liabilities and Division Equity                $  22,223  $  16,923
                                                       ========== ==========








          The accompanying notes are an integral part of the
                         financial statements.

                   UNIT CORPORATION AND SUBSIDIARIES

                          LOWER - 48 DIVISION
       A DIVISION OF PARKER DRILLING COMPANY NORTH AMERICA, INC.
                        STATEMENTS OF OPERATIONS


                                              Year     Ten Months  Ten Months
                                              Ended       Ended       Ended
                                            August 31,  June 30,    June 30,
                                              1998        1999        1998
                                           ----------  ----------  ----------
                                                             (Unaudited)
                                                     (In thousands)

  Revenues                                 $  36,350   $  17,822   $  30,176
                                           ----------  ----------  ----------
  Operating Expenses:
      Drilling (Note 4)                       26,981      14,705      22,156
      Depreciation                             2,817       2,330       2,308
      General and administrative (Note 2)      5,907       3,807       4,923
                                           ----------  ----------  ----------
          Total expenses                      35,705      20,842      29,387
                                           ----------  ----------  ----------
  Operating Income (Loss)                        645      (3,020)        789

  Other Income (Expense):
      Gain on disposition of property,
        plant and equipment                      435         675         433
      Other                                      (72)        (14)        (72)
                                           ----------  ----------  ----------
  Income (Loss) Before Income Taxes            1,008      (2,359)      1,150
                                           ----------  ----------  ----------
  Income Tax Expense (Benefit) (Note 3)          383        (896)        437
                                           ----------  ----------  ----------
  Net Income (Loss)                        $     625   $  (1,463)  $     713
                                           ==========  ==========  ==========

















               The accompanying notes are an integral part of the
                            financial statements.

                       UNIT CORPORATION AND SUBSIDIARIES

                              LOWER - 48 DIVISION
            A DIVISION OF PARKER DRILLING COMPANY NORTH AMERICA, INC.
                           STATEMENTS OF CASH FLOWS

                                              Year     Ten Months  Ten Months
                                             Ended       Ended       Ended
                                           August 31,   June 30,    June 30,
                                              1998        1999        1998
                                           ----------  ----------  ----------
                                                             (Unaudited)
                                                     (In thousands)
Cash Flows From Operating Activities:
  Net Income (Loss)                        $     625   $  (1,463)  $     713
    Adjustments to reconcile net income
      (loss)to net cash provided by
      (used in) operating activities:
        Depreciation                           2,817       2,330       2,308
        Gain on disposition of property,
          plant and equipment                   (435)       (675)       (433)
    Changes in assets and liabilities
      increasing (decreasing) cash:
        Accounts and notes receivable          1,819       3,499       2,191
        Other assets                               5          10         (18)
        Accounts payable and accrued
          liabilities                            572        (531)        194
                                           ----------  ----------  ----------
            Net cash provided by
              operating activities             5,403       3,170       4,955
                                           ----------  ----------  ----------
Cash Flows From (Used In) Investing
  Activities:
    Proceeds from the sale of property
      plant and equipment                        473       1,173         470
    Capital expenditures                      (5,354)     (1,037)     (4,944)
                                           ----------  ----------  ----------
            Net cash (used in) provided by
              investing activities            (4,881)        136      (4,474)
                                           ----------  ----------  ----------
Cash Flows Used In Financing Activities:
  Decrease in division equity                   (524)     (3,306)       (483)
                                           ----------  ----------  ----------
            Net cash used in financing
              Activities                        (524)     (3,306)       (483)
                                           ----------  ----------  ----------
Net Change in Cash and Cash Equivalents           (2)        -            (2)

Cash and Cash Equivalents, Beginning of
  Period                                          (2)        -            (2)
                                           ----------  ----------  ----------
Cash and Cash Equivalents, End of Period   $     -     $     -     $     -
                                           ==========  ==========  ==========

              The accompanying notes are an integral part of the
                          financial statements.

                     UNIT CORPORATION AND SUBSIDIARIES

                            LOWER - 48 DIVISION
          A DIVISION OF PARKER DRILLING COMPANY NORTH AMERICA, INC.
                       NOTES TO FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies
---------------------------------------------------

     Organization - The Lower-48 Division ("Division") is a division of Parker Drilling Company North America, Inc. ("PDCNA"). Stockholders of PDCNA are Parker USA Drilling, Inc. (50%), Parker Drilling USA, Ltd. (40%) and Universal Rig (10%). The subsidiaries who own PDCNA are wholly owned subsidiaries of Parker Drilling Company ("Parent Company").

     Basis of Presentation - The accompanying financial statements have been prepared to present the assets and liabilities and related revenues and direct operating expenses of the Division and also include allocated general and administrative expenses (Note 2) and income taxes (Note 3). The financial information included herein may not necessarily reflect the financial position, results of operation or cash flows of the Division if it had been a separate stand alone company.

     Division Equity - Division equity is comprised of intercompany accounts and historical retained earnings. The intercompany accounts include transactions related to capital assets transferred in or out of the Division, cash receipts and cash disbursements and allocated general and administrative expenses. The Division does not maintain a separate cash account, all cash transactions are received or disbursed by the Parent.

     Changes in division equity were as follows:

                                             Year      Ten Months  Ten Months
                                             Ended       Ended       Ended
                                           August 31,   June 30,    June 30,
                                              1998        1999        1998
                                           ----------  ----------  ----------
                                                             (Unaudited)
                                                     (In thousands)

  Division Equity - Beginning of Period    $  17,461   $  17,533   $  17,461
  Net Income (Loss)                              625      (1,463)        713
  Change in Intercompany Accounts               (553)     (3,306)       (483)
                                           ----------  ----------  ----------
      Division equity - end of period      $  17,533   $  12,764   $  17,691
                                           ==========  ==========  ==========

     Drilling Contracts - The Division recognizes revenue and expenses on dayrate contracts as the drilling progresses (percentage-of-completion method) because the Division does not bear the risk of completion of the well. For meterage contracts, the Division recognizes the revenue and expenses upon completion of the well (completed-contract method).

---------------------------------------------------------------

     Property, Plant and Equipment - The Division provides for depreciation of property, plant and equipment primarily on the straight-line method over the estimated useful lives of the assets after provision for salvage value. In the third quarter of fiscal 1998, the Parent Company reviewed the estimated useful life of its land drilling fleet used for financial depreciation purposes. As a result, the estimated life was extended from 10 to 15 years with a five percent salvage value for most of the major rig components, resulting in a reduction in the Division's fiscal 1998 depreciation expense of approximately $103,000. The Parent Company's historical experience and a comparison with other firms in the industry indicate that its land drilling equipment has a useful life of at least 15 years. The depreciable lives for certain other equipment, ranging from three to seven years, including drill pipe, were not extended. When properties are retired of otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in operations. Management periodically evaluates the Division's assets to determine if they are not in excess of their net realizable value. Management considers a number of factors such as estimated future cash flows, appraisals and current market valued analysis in determining net realizable value. Assets are written down to reflect any decrease in net realizable value below their net carrying value. Substantially all of the Division's property, plant and equipment is pledged as collateral on the Parent Company debt.

     Concentrations of Credit Risk - Financial instruments which potentially subject the Division to concentrations of credit risk consist primarily of trade receivables with a variety of national and international oil and natural gas companies. The Division generally does not require collateral on its trade receivables. Such credit risk is considered by management to be limited, due to the larger number of customers comprising the Division's customer base. In fiscal year 1998, three customers accounted for 50% of revenues. At August 31, 1998, accounts receivable from one of these customers was $1,394,000.

     Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 - Transactions with Related Parties
-------------------------------------------

     The Parent Company provides management and administrative services to the Division and charges that part of its administrative overhead allocable to such activities to the Division. During the year ended August 31, 1998 and the ten months ended June 30, 1999 and 1998, the Parent Company allocated administrative overhead to the Division of $5,907,000, $3,807,000 and $4,923,000, respectively. The overhead allocation is based on the number of rig operating days of the Division multiplied by the overhead cost per day, which is derived by dividing the total allocable overhead by the total rig operating days. In addition, substantially all accounts receivable and accounts payable are processed and collected or paid by the Parent Company. When the Parent Company records a trade account payable on behalf of the Division, a corresponding account receivable is recorded in the intercompany (division equity) account. Due to the difficulty in determining the specific amount of trade accounts payable and accrued liabilities attributable to the Division included in division equity, management has reclassified $756,000 and $2,851,000 from Division equity to accounts payable and accrued payroll and related employee benefits as an estimate, based on the Parent Company's normal vendor payment policy and workers compensation and health care cost allocable to the Division. Management considers the methods used to make such allocations to be reasonable. The Division's accounts receivable are pledged as collateral on the Parent Company's revolving credit facility.

Note 3 - Income Taxes
----------------------

     The Division's taxable income or loss is included in PDCNA's results of operations, which are included in the Parent Company's consolidated income tax returns. For purposes of the statement of operations the Division's federal and state income taxes have been calculated at the combined statutory rate of 38 percent.

Note 4 - Contingent Liability
-----------------------------

     During April 1997 a well in Louisiana for which PDCNA was the drilling contractor erupted and blew out. Numerous lawsuits have been filed against PDCNA and other parties by individuals living in and around the drilling site alleging damage to property and personal injury. PDCNA anticipates that $250,000 will be paid to satisfy outstanding claims. This amount has been recognized in the financial statements.

Note 5 - Subsequent Event
-------------------------

     On August 12, 1999, the Parent Company signed a definitive agreement to sell its thirteen domestic Lower-48 land drilling rigs and related equipment and other assets to Unit Corporation for $40 million cash plus one million shares of Unit Corporation common stock. These thirteen land drilling rigs represent all of the drilling rigs owned by the Division. Closing of the transaction is subject to several conditions including securing required governmental approvals, third party consents and Unit Corporation obtaining financing for the cash portion of the purchase price.

Note 6 - Interim Financial Information (Unaudited)
--------------------------------------------------

     The interim consolidated financial statements and footnote information presented herein are unaudited, but reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary for fair presentation of the results for such periods. On September 30, 1999, Parker Drilling Company completed the sale of its thirteen lower - 48 land rigs to Unit Corporation for $40 million cash plus one million shares of Unit Corporation common stock.

                   UNIT CORPORATION AND SUBSIDIARIES

     (B)  Pro Forma Financial Information

        UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                          As of June 30, 1999


                                                      Pro Forma
                                Unit                 Adjustments
                             Corporation   Division   (Note 3)      Pro Forma
                             -----------  ----------  ----------    ----------
                                              (In thousands)
Assets:
-------
Current Assets:
    Cash and cash             $     455   $     -     $     -       $     455
      equivalents
    Accounts receivable          12,526       3,144      (3,144)(a)    12,526
    Other                         5,208         -           -           5,208
                              ----------  ----------  ----------    ----------

        Total current
          assets                 18,189       3,144      (3,144)       18,189
                              ----------  ----------  ----------    ----------
Property and Equipment:
    Total cost                  413,977      90,592     (42,454)(b)   462,115
    Less accumulated
      depreciation,
      depletion,
      amortization and
      impairment                218,046      76,815     (76,815)(b)   218,046
                              ----------  ----------  ----------    ----------
        Net property and
          equipment             195,931      13,777      34,361       244,069
                              ----------  ----------  ----------    ----------
Other Assets                      6,305           2          (2)(a)     6,305
                              ----------  ----------  ----------    ----------
Total Assets                  $ 220,425   $  16,923   $  31,215     $ 268,563
                              ==========  ==========  ==========    ==========














              The accompanying notes are an integral part of the
             pro forma consolidated condensed financial statements.

                     UNIT CORPORATION AND SUBSIDIARIES

                            As of June 30, 1999


                                                      Pro Forma
                                Unit                 Adjustments
                             Corporation   Division   (Note 3)      Pro Forma
                             -----------  ----------  ----------    ----------
                                              (In thousands)
LIABILITIES AND SHAREHOLDER'S
  EQUITY
-----------------------------
Current Liabilities:
    Current portion of
      long-term debt          $   1,735   $     -     $     -       $   1,735
    Accounts payable              9,044         647        (647)(a)     9,044
    Accrued liabilities           7,274       3,512      (3,512)(a)
                                                            300 (c)     7,574
                              ----------  ----------  ----------    ----------
        Total current
          liabilities            18,053       4,159      (3,859)       18,353
                              ----------  ----------  ----------    ----------
Long-Term Debt                   72,900         -       (10,435)(d)    62,465
                              ----------  ----------  ----------    ----------
Other Long-Term Liabilities       2,069         -           -           2,069
                              ----------  ----------  ----------    ----------
Deferred Income Taxes            17,415         -           -          17,415
                              ----------  ----------  ----------    ----------
Shareholder's Equity:
    Preferred stock, $1.00 par
      value, 5,000,000 shares
      authorized, none issued       -           -           -             -
    Common stock $.20 par
      value, 40,000,000 shares
      authorized, 25,740,160
      and 33,740,160 (pro
      forma) shares issued
      and outstanding,
      respectively                5,148         -         1,600 (e)     6,748
    Capital in excess of par
      value                      82,867         -        56,673 (e)   139,540
    Retained earnings            21,973      12,764     (12,764)(a)    21,973
                              ----------  ----------  ----------    ----------
        Total shareholder's
          equity                109,988      12,764      45,509       168,261
                              ----------  ----------  ----------    ----------
Total Liabilities and
   Shareholder's Equity       $ 220,425   $  16,923   $  31,215     $ 268,563
                              ==========  ==========  ==========    ==========



               The accompanying notes are an integral part of the
              pro forma consolidated condensed financial statements.

                    UNIT CORPORATION AND SUBSIDIARIES

     UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                   For the Year Ended December 31, 1998


                                                        Pro Forma
                                  Unit                 Adjustments
                               Corporation   Division   (Note 3)      Pro Forma
                               -----------  ----------  ----------    ----------
                                    (In thousands except per share amounts)
Revenues:
    Contract drilling           $  53,528   $  32,637   $     -       $  86,165
    Oil and natural gas            39,703         -           -          39,703
    Other                             106         350         -             456
                                ----------  ----------  ----------    ----------
            Total revenues         93,337      32,987         -         126,324
                                ----------  ----------  ----------    ----------
Expenses:
    Contract drilling:
        Operating costs            43,729      24,926         -          68,655
        Depreciation and
          amortization              5,766       3,005         248 (f)     9,019
    Oil and natural gas:
        Operating costs            14,328         -           -          14,328
        Depreciation, depletion
          and amortization         16,069         -           -          16,069
    General and administrative      4,891       5,496      (5,446)(g)     4,941
    Interest                        4,815         -          (730)(h)     4,085
                                ----------  ----------  ----------    ----------
            Total expenses         89,598      33,427      (5,928)      117,097
                                ----------  ----------  ----------    ----------
Income (Loss) Before
  Income Taxes                      3,739        (440)      5,928         9,227
                                ----------  ----------  ----------    ----------
Income Tax Expense (Benefit):
    Current                           139        (167)        361 (i)       333
    Deferred                        1,354         -         1,891 (i)     3,245
                                ----------  ----------  ----------    ----------
            Total income taxes      1,493        (167)      2,252         3,578
                                ----------  ----------  ----------    ----------
Net Income (Loss)               $   2,246   $    (273)  $   3,676     $   5,649
                                ==========  ==========  ==========    ==========

Net Income Per Common Share
  (Note 4):
    Basic                       $     .09                             $     .17
                                ==========                            ==========
    Diluted                     $     .09                             $     .17
                                ==========                            ==========




              The accompanying notes are an integral part of the
             pro forma consolidated condensed financial statements.

                       UNIT CORPORATION AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                    For the Six Months Ended June 30, 1999


                                                        Pro Forma
                                  Unit                 Adjustments
                               Corporation   Division   (Note 3)      Pro Forma
                               -----------  ----------  ----------    ----------
                                    (In thousands except per share amounts)
Revenues:
    Contract drilling           $  22,370   $   8,707         -          31,077
    Oil and natural gas            16,436         -           -          16,436
    Other                             370         515         -             885
                                ----------  ----------  ----------    ----------
            Total revenues         39,176       9,222         -          48,398
                                ----------  ----------  ----------    ----------
Expenses:
    Contract drilling:
        Operating costs            20,252       7,344         -          27,596
        Depreciation and
          amortization              2,811       1,342        (380)(f)     3,773
    Oil and natural gas:
        Operating costs             6,595         -           -           6,595
        Depreciation, depletion
          and amortization          7,943         -           -           7,943
    General and administrative      2,474       1,757      (1,732)(g)     2,499
    Interest                        2,432         -          (334)(h)     2,098
                                ----------  ----------  ----------    ----------
            Total expenses         42,507      10,443      (2,446)       50,504
                                ----------  ----------  ----------    ----------
Income (Loss)Before Income
  Taxes                            (3,331)     (1,221)      2,446        (2,106)
                                ----------  ----------  ----------    ----------
Income Tax Expense (Benefit):
    Current                           (17)       (464)        470 (i)       (11)
    Deferred                       (1,166)        -           460 (i)      (706)
                                ----------  ----------  ----------    ----------
            Total income taxes     (1,183)       (464)        930          (717)
                                ----------  ----------  ----------    ----------
Net Income (Loss)                $ (2,148)  $    (757)  $   1,516     $  (1,389)
                                ==========  ==========  ==========    ==========

Net Income (Loss) Per
  Common Share (Note 4):
    Basic                       $    (.08)                            $    (.04)
                                ==========                            ==========
    Diluted                     $    (.08)                            $    (.04)
                                ==========                            ==========





                The accompanying notes are an integral part of the
               pro forma consolidated condensed financial statements.

                       UNIT CORPORATION AND SUBSIDIARIES
      NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

1. THE ACQUISITION
------------------

    On September 30, 1999, the Company completed the acquisition of 13 land contract drilling rigs and related equipment (the "Parker Acquisition") from Parker Drilling Company and Parker Drilling Company North America, Inc. (the "Sellers"). Under the terms of the Parker Acquisition, the Sellers received 1,000,000 shares of the Company's common stock valued at $8,138,000 and $40,000,000 in cash. The cash portion of the consideration paid was funded through an offering of 7,000,000 shares of the Company's common stock which closed on September 29, 1999. The net proceeds received by the Company from the offering were $50,435,000.

2. BASIS OF PRESENTATION
------------------------

    The accompanying unaudited Pro Forma Consolidated Condensed Financial Statements are presented to reflect the equity offering and the consummation of the Parker Acquisition. The unaudited Pro Forma Consolidated Condensed Balance Sheet is presented as if the acquisition, accounted for under the purchase method, occurred as of June 30, 1999. The unaudited Pro Forma Consolidated Condensed Statements of Operations are presented as if the acquisition occurred on January 1, 1998 and may not be indicative of the results that would have occurred if the acquisition had been effective on the dates indicated or of the results that may be obtained in the future. The accompanying pro forma financial statements should be read in conjunction with the historical financial statements and notes to financial statements of both Unit Corporation and the Lower - 48 Division ("Division").

3. PRO FORMA ADJUSTMENTS
------------------------

    The accompanying unaudited Pro Forma Consolidated Condensed Financial Statements include the following adjustments:

    (a) Adjustments to remove certain assets, liabilities and shareholder's equity of the Division at June 30, 1999 which were not acquired by Unit Corporation.

    (b) Adjustments to property, plant and equipment yields the purchase price of the acquired assets of $48,138,000.

    (c) Adjustment records the accrued liabilities incurred by Unit Corporation of $300,000 for its costs incurred during the equity offering.

    (d) Adjustment to long-term debt represent the proceeds from the equity offering in excess of the cash amount needed for the Parker Acquisition, which proceeds were utilized to reduce the Company's long-term debt.

                    UNIT CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS - CONTINUED


    (e) Adjustments to common stock and additional paid in capital represent the issuance of 7,000,000 shares of common stock from the equity offering to finance the cash portion of the Parker Acquisition and the issuance of 1,000,000 shares of common stock to the Sellers for the stock portion of the Parker Acquisition. The 7,000,000 shares were issued at a price of $7.625 generating gross proceeds of $53,375,000. Underwriting discounts and commissions and Unit Corporation's offering costs totaled $2,940,000 and $300,000, respectively, providing net proceeds to Unit Corporation of $50,135,000. The 1,000,000 shares issued to the Sellers were valued at $8.1375 per share.

    (f) Adjustment provides depreciation expense computed on the $48,138,000 purchase price of the acquired assets. Depreciation and amortization of drilling equipment was calculated using the units-of-production method based on a useful life of 15 years for the acquired rigs, including a minimum provision of 20 percent of the active rate when the equipment is idle. Depreciation for drill pipe and drill collars was calculated using the composite method which calculates depreciation by footage actually drilled compared to total estimated remaining footage. Depreciation of other property and equipment was computed using the straight-line method over the estimated useful lives of the assets ranging from 3 to 10 years.

    (g) Historical general and administrative expense from the Division was reversed since they represent allocated corporate overhead from the Parent Company and such costs will not be incurred by Unit Corporation. Unit Corporation's general and administrative expense will increase by approximately $50,000 annually due to the additional expense associated with the increase in office employees required to account for the acquired rigs.

    (h) The adjustment to interest expense represents reduced interest on $10.4 million of long-term debt paid from excess proceeds from the equity offering. The average interest rate paid by Unit Corporation on bank debt in 1998 and the first six months of 1999 was 7.0 and 6.4 percent, respectively.

    (i) The adjustment to income tax expense represents the increase in taxes associated with the combined pro forma results of operations based on the statutory (federal and state) tax rate.

                    UNIT CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS - CONTINUED

4. NET INCOME PER COMMON SHARE
------------------------------

    The following data shows the amounts used in computing earnings per share.

                                        For the Year Ended
                                        December 31, 1998
                            ------------------------------------------
                                                            WEIGHTED
                               INCOME        SHARES        PER-SHARE
                             (NUMERATOR)  (DENOMINATOR)      AMOUNT
                            ------------   ------------   ------------
  Basic Earnings per
    Common Share            $ 2,246,000     25,544,000    $      0.09
                                                          ============
  Effect of Pro Forma
    Adjustments               3,403,000      8,000,000
                            ------------  -------------
  Basic Pro Forma
    Earnings per
    Common Share              5,649,000     33,544,000    $      0.17
                                                          ============
  Effect of Dilutive
    Stock Options                 -            340,000
                            ------------  -------------
  Diluted Earnings
    per Common Share        $ 5,649,000     33,884,000    $      0.17
                            ============  =============   ============

    Options to purchase 191,000 shares of common stock at an average price of $8.60 were excluded from the computation of diluted earnings per share because the option exercise prices were greater than the average market price on common shares for the year ended December 31, 1998.

                    UNIT CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS - CONTINUED

                                     For the Six Months Ended
                                           June 30, 1999
                            ------------------------------------------
                                                            WEIGHTED
                               INCOME        SHARES        PER-SHARE
                             (NUMERATOR)  (DENOMINATOR)      AMOUNT
                            ------------   ------------   ------------
  Basic Loss per
    Common Share            $(2,148,000)    25,701,000    $     (0.08)
                                                          ============
  Effect of Pro-Forma
    Adjustments                 759,000      8,000,000
                            ------------  -------------
  Basic Pro-Forma
    Loss per Common
    Share                    (1,389,000)    33,701,000    $     (0.04)
                                                          ============
  Effect of Dilutive
    Stock Options                 -              -
                            ------------  -------------
  Diluted Loss per
    Common Share            $(1,389,000)    33,701,000    $     (0.04)
                            ============  =============   ============

    Options to purchase 844,000 shares of common stock at an average price of $4.36 were excluded from the computation of diluted earnings per share due to the net loss for the six months ended June 30, 1999.

                                SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            UNIT CORPORATION


Dated: December 10, 1999                    By:  /s/  LARRY D. PINKSTON
                                            ----------------------------
                                                    Larry D. Pinkston
                                                    Chief Financial Officer
                                                    Treasurer and
                                                    Vice President